Exhibit 3.3

AMENDED AND RESTATED BY-LAWS

OF

XEROX CORPORATION

ARTICLE I

OFFICES

Section 1.	Registered Office.

The registered office shall be established and maintained at such place in the County of Monroe, State of New York, as the Board of Directors may determine.

Section 2.	Other Offices.

The Corporation may have other offices, either within or without the State of New York, at such place or places as the Board of Directors may from time to time appoint or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1.	Annual Meetings.

Annual meetings of stockholders for the election of directors and for such other business as may be stated in the notice of the meeting, shall be held at such place, either within or without the State of New York, and at such time and date as the Board of Directors, by resolution, shall determine and as set forth in the notice of the meeting. At each annual meeting, the stockholders entitled to vote shall elect a Board of Directors and may transact such other corporate business as shall be stated in the notice of meeting.

Section 2.	Special Meetings.

Special meetings of the stockholders, for any purpose, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the Board of Directors or stockholders owning a majority in amount of the entire capital stock of the Corporation issued, outstanding and entitled to vote. Such request shall state the purpose of the proposed meeting. Special meetings of the stockholders may be held at such time and place, within or without the State of New York, as shall be stated in the notice of the meeting. The business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice of the meeting.

Section 3.	Notice Of Meetings.

Written notice, stating the place, date and time of any annual or special meeting, and the general nature of the business to be considered, shall be given to each stockholder entitled to vote thereat personally or by first class mail at his address as it appears on the records of the Corporation, not less than ten nor more than sixty days before the date of the meeting.

Section 4.	Quorum.

Except as otherwise required by law, by the Certificate of Incorporation or these By-laws, the presence, in person or by proxy, of stockholders holding a majority of the stock of the Corporation issued and outstanding and entitled to vote shall constitute a quorum at all meetings of the stockholders. In case a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted that might have been transacted at the meeting as originally noticed. Unless a new record date is fixed, only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof. However, if the adjournment is for more than thirty days, or if after adjournment a new record date is fixed, a notice of the adjournment of the meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 5.	Voting.

Each stockholder entitled to vote in accordance with the terms and provisions of the Certificate of Incorporation and these By-laws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder, but no proxy shall be voted after eleven (11) months from its date unless such proxy provides for a longer period. Upon the demand of any stockholder, the vote for directors and upon any question before the meeting shall be by ballot. If a quorum is present, the affirmative vote of a majority of the shares of stock represented at the meeting shall be required to decide all matters except as otherwise provided by the Certificate of Incorporation or the laws of the State of New York.

Section 6.	Stockholder List.

The officer who has charge of the stock ledger of the Corporation shall at least ten (10) days before each meeting of stockholders prepare a complete alphabetical address list of the stockholders entitled to vote at the ensuing meeting, with the number of shares held by each. Said list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall be available for inspection at the meeting.

Section 7.	Business Transacted.

No business other than that stated in the notice shall be transacted at any meeting without the unanimous consent of all the stockholders entitled to vote thereat.

Section 8.	Action Without Meeting.

Except as otherwise provided by the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE III

DIRECTORS

Section 1.	Responsibility.

The business of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-laws directed or required to be exercised or done by the stockholders or otherwise.

Section 2.	Number And Term.

The Board of Directors shall consist of one (1) director, or such other number as the stockholders shall designate from time to time, who shall be at least 18 years of age, and who shall be elected to serve until their successors shall be elected and shall qualify, unless sooner removed.

Section 3.	Resignations.

Any director or member of a committee may resign at any time. The acceptance of a resignation shall not be necessary to make it effective.

Section 4.	Vacancies.

Newly created directorships resulting from any increase in the authorized number of directors or vacancies in the office of any director or member of a committee may be filled by a majority of the remaining directors in office, though less than a quorum, by a majority vote, and the directors or members so chosen shall hold office until the next annual meeting and until their successors are duly elected and shall qualify, unless sooner removed.

Section 5.	Removal.

Any director or directors may be removed either for or without cause at any time by the affirmative vote of the holders of a majority of all the shares of stock issued, outstanding and entitled to vote, at a special meeting of the stockholders called for this purpose and the vacancies thus created may be filled, at the meeting held for the purpose of removal, by the affirmative vote of a majority in interest of the stockholders entitled to vote.

Section 6.	Meetings; Place And Time.

The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of New York as it may from time to time determine.

Section 7.	Regular Annual Meetings.

A regular annual meeting of each newly elected Board of Directors shall be held immediately following the annual meeting of stockholders at the same place or at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order to legally constitute the meeting, provided a quorum shall be present.

Section 8.	Other Regular Meetings.

Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

Section 9.	Special Meetings; Notice.

Special meetings of the Board may be called by the President on three (3) days’ notice to each director, either personally or by mail or by wire; special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of one director. Notice of a meeting need not be given to any director who submits a waiver of notice whether before or after the meeting or who attends the meeting without protesting prior thereto or at its commencement, the lack of notice to him.

Section 10.	Quorum.

At all meetings of the Board, a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 11.	Action Without Meeting.

Unless otherwise restricted by the Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

Section 12.	Telephone Meetings.

Unless otherwise restricted by the Certificate of Incorporation or these By-laws, members of the Board of Directors, or any committee, designated by the Board of Directors, or any committee, may participate in meetings of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 13.	Committees Of Directors.

The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Each such committee shall serve at the pleasure of the Board.

Section 14.	Compensation Of Directors.

Unless otherwise restricted by the Certificate of Incorporation or these By-laws, the Board of Directors shall have the authority to fix the compensation of directors. By resolution of the Board, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as directors. Nothing herein contained shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

ARTICLE IV

OFFICERS

Section 1.	Officers.

The officers of the Corporation shall be a President and a Secretary. They shall be elected by the Board of Directors and hold office until their successors are elected and qualified, unless sooner removed. In addition, the Board of Directors may elect a Chairman, a Treasurer, one or more Vice Presidents and such Assistant Secretaries and Assistant Treasurers as it may deem proper. None of the officers of the Corporation need be directors. The officers shall be elected at the first meeting of the Board of Directors after each annual meeting. More than two offices may be held by the same person, unless the Certificate of Incorporation, these By-laws or statutory provisions provide otherwise.

Section 2.	Other Officers And Agents.

The Board of Directors may appoint such officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

Section 3.	Chairman.

The Chairman of the Board of Directors, if one be elected, shall preside at all meetings of the Board of Directors and have and perform such other duties as from time to time may be assigned to him by the Board of Directors. The Chairman shall be compensated commensurate with the activities performed by him for the Corporation, determined in good faith by the stockholders.

Section 4.	President.

The President shall be the chief executive officer of the Corporation and shall have the general powers and duties of supervision and management usually vested in the office of President of a corporation. He shall preside at all meetings of the stockholders if present thereat, and in the absence or non-election of the Chairman of the Board of Directors, at all meetings of the Board of Directors, and shall have general supervision, direction and control of the business of the Corporation. Except as the Board of Directors shall authorize the execution thereof in some other manner, he shall execute bonds, mortgages, and other contracts on behalf of the Corporation, and shall cause the seal to be affixed to any instrument requiring it and when so affixed the seal shall be attested by the signature of the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer. He shall also prepare a yearly budget for the Corporation that shall be submitted to the Board of Directors for approval not later than sixty (60) days prior to the beginning of the Corporation’s fiscal year.

Section 5.	Vice Presidents.

If a Vice President be elected, he shall have such powers and shall perform such duties as shall be assigned to him by the Board of Directors.

Section 6.	Treasurer.

The Treasurer, if one be elected, shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation. He shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, or the President, taking proper vouchers for such disbursements. He shall render to the President and Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he shall give the Corporation a bond for the faithful performance of his duties in such amount and with such surety as the Board shall prescribe.

Section 7.	Secretary.

The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors, and all other notices required by law or by these By-laws, and in case of his absence or refusal or neglect to do so, any such notice may be given by any person thereunto directed by the President, or by the Board of Directors, or stockholders, upon whose requisition the meeting is called as provided in these By-laws. He shall record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose. He shall keep in safe custody the Directors, shall affix the same to any instrument requiring it, and when so affixed, it shall be attested by his signature or by the signature of any Assistant Secretary.

Section 8.	Assistant Treasurers And Assistant Secretaries.

Assistant Treasurers and Assistant Secretaries, if any be elected, shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the Board of Directors.

Section 9.	Removal; Resignations; Vacancies.

Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Section 3 of Article III shall apply similarly to resignations of officers. Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors.

ARTICLE V

MISCELLANEOUS

Section 1.	Certificates Of Stock.

The shares of the Corporation shall be represented by certificates or shall be uncertificated shares. Certificates shall be in such form, consistent with law, as prescribed by the Board of Directors, and signed and sealed as provided by law.

Section 2.	Lost Certificates.

The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 3.	Transfer Of Shares.

The shares of stock of the Corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates, duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the Board may designate, by whom they shall be cancelled, and new certificates shall thereupon be issued. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

Section 4.	Stockholders Record Date.

In order that the Corporation may determine the stock-holders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than fifty (50) nor less than ten (10) days before the day of such meeting, nor more than fifty (50) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 5.	Registered Stockholders.

The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person, except as otherwise provided by the laws of New York.

Section 6.	Dividends.

Subject to the provisions of the Certificate of Incorporation, the Board of Directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the capital stock of the Corporation as and when it deems expedient. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation. Before declaring any dividends, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board from time to time in its discretion deems proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purpose as the Board shall deem conducive for the interests of the Corporation, and the Board may modify or abolish any such reserve in the manner in which it was created.

Section 7.	Seal.

The corporate seal shall be circular in form and shall contain the name of the Corporation, the year of its organization and the words “CORPORATE SEAL, NEW YORK.” Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

Section 8.	Fiscal Year.

The fiscal year of the Corporation shall be from January 1 to December 31.

Section 9.	Checks.

All checks, drafts, or other orders for the payment of money and notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner as shall be determined from time to time by resolution of the Board of Directors.

Section 10.	Notice And Waiver Of Notice.

Whenever any notice is required by these By-laws to be given, personal notice is not meant unless expressly so stated. All notices and other communications which are required or permitted to be given under these By-laws shall be in writing and shall be delivered either personally or by telex or telecopier or registered or certified mail (airmail if overseas), postage prepaid, and shall be deemed effectively notified, if such notice or other communication is delivered in person or by telex or telecopier, or (ii) upon the tenth (10th) business day following the deposit thereof in the mail to the person to be notified at such person’s address as it appears on the records of the Corporation. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by statute.

Whenever a notice is required to be given under the provisions of any law, or under the provisions of the Certificate of Incorporation of the Corporation or these By-laws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. In addition, any stockholder attending a meeting of stockholders in person or by proxy without protesting prior to the conclusion of the meeting the lack of notice thereof to such stockholder, and any director attending a meeting of the Board of Directors without protesting prior to the meeting or at is commencement such lack of notice, shall be conclusively deemed to have waived notice of such meeting.

Section 11.	Indemnification.

The Corporation shall indemnify its officers, directors, employees and agents to the extent permitted by the Business Corporation Law of the State of New York.

ARTICLE VI

AMENDMENTS

The stockholders shall have the power to amend, repeal or adopt By-laws at any annual or special meeting of stockholders. The Board of Directors shall have the power to amend, repeal or adopt By-laws at any regular or special meeting of the Board of Directors. Any By-laws adopted by the Board of Directors may be amended or repealed by vote of the holders of shares entitled at the time to vote for the election of directors.